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                                                                    Exhibit 11.1

                       COMPUTATION OF NET INCOME PER SHARE

                     (In millions, except share information)

                                                  For the Year Ended       For the Year Ended      For the Year Ended
                                                   December 31, 2005        December 31, 2004       December 31, 2003
                                               ------------------------  ----------------------- -----------------------
                                                  Basic       Diluted       Basic      Diluted      Basic      Diluted
                                               -----------  -----------  ----------- ----------- ----------- -----------
Income (loss) before cumulative effect of a
 change in accounting principle                $  (1,381.5) $  (1,381.5) $     422.2 $     422.2 $     380.5 $     380.5
After-tax interest expense on convertible debt           -            -            -         9.3           -         9.0
                                               -----------  -----------  ----------- ----------- ----------- -----------

Income (loss) before cumulative effect of a
 change in accounting principle, for diluted
 net income (loss) per share                      (1,381.5)    (1,381.5)       422.2       431.5       380.5       389.5
Cumulative effect of a change in accounting
 principle, net of tax                                   -            -            -           -           -           -
                                               -----------  -----------  ----------- ----------- ----------- -----------

Net income (loss), for diluted net income
 (loss) per share                              $  (1,381.5) $  (1,381.5) $     422.2 $     431.5 $     380.5 $     389.5
                                               ===========  ===========  =========== =========== =========== ===========

Weighted average shares:
 Common shares outstanding                      67,166,668   67,166,668   68,278,858  68,278,858  66,689,757  66,689,757
 Exercise of stock options (1)                           -            -            -   1,635,349           -   1,843,755
 Exercise of warrants (2)                                -            -            -           -           -           -
 Shares issuable upon conversion of
  convertible debt (3)                                   -            -            -   4,813,056           -   4,813,056
                                               -----------  -----------  ----------- ----------- ----------- -----------

 Common and equivalent shares outstanding       67,166,668   67,166,668   68,278,858  74,727,263  66,689,757  73,346,568
                                               ===========  ===========  =========== =========== =========== ===========

Per common and equivalent share:
 Income (loss) before cumulative effect
  of a change in accounting principle          $    (20.57) $    (20.57) $      6.18 $      5.77 $      5.71 $      5.31
 Cumulative effect of a change in
  accounting principle                                   -            -            -           -           -           -
                                               -----------  -----------  ----------- ----------- ----------- -----------

 Net income (loss)                             $    (20.57) $    (20.57) $      6.18 $      5.77 $      5.71 $      5.31
                                               ===========  ===========  =========== =========== =========== ===========

                                                  For the Year Ended       For the Year Ended
                                                   December 31, 2002        December 31, 2001
                                               ------------------------  -----------------------
                                                  Basic       Diluted       Basic      Diluted
                                               -----------  -----------  ----------- -----------
Income (loss) before cumulative effect of a
 change in accounting principle                $     311.5  $     311.5  $      26.3 $      26.3
After-tax interest expense on convertible debt           -          7.4            -           -
                                               -----------  -----------  ----------- -----------

Income (loss) before cumulative effect of a
 change in accounting principle, for diluted
 net income (loss) per share                         311.5        318.9         26.3        26.3
Cumulative effect of a change in accounting
 principle, net of tax                              (298.5)      (298.5)           -           -
                                               -----------  -----------  ----------- -----------

Net income (loss), for diluted net income
 (loss) per share                              $      13.0  $      20.4  $      26.3 $      26.3
                                               ===========  ===========  =========== ===========

Weighted average shares:
 Common shares outstanding                      65,365,218   65,365,218   63,977,391  63,977,391
 Exercise of stock options (1)                           -    1,691,921            -   1,327,643
 Exercise of warrants (2)                                -            -            -           -
 Shares issuable upon conversion of
  convertible debt (3)                                   -    4,232,852            -           -
                                               -----------  -----------  ----------- -----------

 Common and equivalent shares outstanding       65,365,218   71,289,991   63,977,391  65,305,034
                                               ===========  ===========  =========== ===========

Per common and equivalent share:
 Income (loss) before cumulative effect
  of a change in accounting principle          $      4.77  $      4.47  $      0.41 $      0.40
 Cumulative effect of a change in
  accounting principle                                4.57         4.18            -           -
                                               -----------  -----------  ----------- -----------

 Net income (loss)                             $      0.20  $      0.29  $      0.41 $      0.40
                                               ===========  ===========  =========== ===========

----------
(1) Amount represents the number of common shares issued assuming exercise of stock options outstanding, reduced by the number of shares which could have been purchased with the proceeds from the exercise of such options.

(2) Amount represents the number of common shares issued assuming exercise of warrants outstanding.

(3) Amount represents the number of common shares issued assuming the conversion of convertible debt outstanding.